UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  February 11, 2020

BLOOMIN’ BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35625	20-8023465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, FL 33607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol(s)	Name of each exchange on which registered
Common Stock	$0.01 par value	BLMN	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Chairman of the Board
On February 13, 2020, the Board of Directors (the “Board”) of Bloomin’ Brands, Inc. (the “Company”), announced that Elizabeth A. Smith will step down from her role as Executive Chairman of the Board, effective March 6, 2020, and continue to serve as a director.
Ms. Smith has served as Executive Chairman of the Board since April 2019, Chairman of the Board from January 2012 to April 2019, Chief Executive Officer from November 2009 to April 2019 and as a director since November 2009.
The Company and Ms. Smith will enter a Resignation Agreement, effective March 6, 2020 (the “Agreement”), which terminates Ms. Smith’s right to further compensation under the Second Amended and Restated Employment Agreement dated April 2019 in connection with her appointment as Executive Chairman. In addition, the Resignation Agreement will provide that all outstanding equity awards held by Ms. Smith will continue to be governed by the terms of the existing award agreements and be eligible to vest based on her continued Board service and any performance conditions.
The Board also announced that the Company’s current Lead Independent Director, James R. Craigie, was appointed to serve as the Company’s Chairman of the Board effective March 6, 2020 in lieu of having a Lead Independent Director. Mr. Craigie will no longer serve as the chair of the Nominating and Corporate Governance Committee, and Tara Walpert Levy was appointed to and will chair such committee effective March 6, 2020.
EVP, Chief Operating Officer, Casual Dining Restaurants
On February 13, 2020, the Company also announced that Gregg Scarlett, who has served as the President of Outback Steakhouse since July 2016, has been named the Company’s EVP, Chief Operating Officer, Casual Dining Restaurants. This change is part of the Company’s consolidation of the leadership and organizational structure at its casual dining brands as part of a plan to improve efficiency and leverage scale as the Company continues to grow these brands. Mr. Scarlett will oversee the Company’s domestic Outback Steakhouse, Carrabba’s Italian Grill and Bonefish Grill concepts. In connection with his appointment, Mr. Scarlett will receive a base salary of $675,000, a target annual cash incentive bonus of 120% of his salary, and a target of 150% of his base salary for his annual long-term equity incentive award grant. In addition, he will receive a grant at the time of promotion of 35,000 performance-based stock units (“PSUs”), 50,000 restricted stock units (“RSUs”) and 100,000 stock options. The PSUs will vest on the third anniversary of the grant date based on the achievement of average annual Adjusted EPS Growth, and the RSUs and the stock options will vest as to one-third of the shares on each anniversary of the grant date, in each case, subject to continued employment.

Jeff Carcara and Michael Kappitt, EVP of Bonefish Grill and Carrabba’s Italian Grill, respectively, will be departing from the Company effective February 13, 2020, in connection with the restructuring of responsibilities for casual dining under Mr. Scarlett.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOOMIN’ BRANDS, INC.
(Registrant)

Date:	February 13, 2020	By:	/s/ Kelly Lefferts
Kelly Lefferts
Executive Vice President, Chief Legal Officer and Secretary

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